Exhibit 5.1

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Street

Twenty-Fifth Floor

Los Angeles, CA 90071-2228

June 17, 2004

BioMarin Pharmaceutical Inc.

371 Bel Marin Keys Boulevard, Suite 210

Novato, CA 94949

Re: Registration Statement on Form S-3

Ladies and Gentlemen

We have acted as counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale of up to 6,992,999 shares (the “Shares”) of the Company’s Common Stock, par value $.001 per share, by Medicis Pediatrics, Inc. (“Ascent”) and Medicis Pharmaceutical Corporation (“Medicis” and together with Ascent, the “Selling Stockholders”) under the Registration Statement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement;

(ii)	the certificate of incorporation of the Company, certified as of May 10, 2004 by the Secretary of State of Delaware, and the bylaws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof;

(iii)	the License Agreement, dated as of May 18, 2004 (the “License Agreement”), by and among the Company, BioMarin Pediatrics Inc. (“BioMarin Acquisition”), Medicis and Ascent; and

To: BioMarin Pharmaceutical Inc.

June 17, 2004

(iv)	the Securities Purchase Agreement, dated as of May 18, 2004 (the “Securities Purchase Agreement”), by and among the Company, BioMarin Acquisition and Medicis.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that, when sold as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

With respect to our opinion, we have assumed that the Shares are (i) transferred and released to Ascent from escrow due to a failure of the Company to make the first two installments of the required license payments under the License Agreement, and (ii) issued to Medicis pursuant to the exercise of the option under the Securities Purchase Agreement.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law (based solely upon our review of a standard compilation thereof), as in effect on the date hereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Registration Statement. This opinion is rendered solely to you in

To: BioMarin Pharmaceutical Inc.

June 17, 2004

connection with the registration of the Shares for resale by the Selling Stockholders under the Registration Statement. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP